UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2022

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New General Counsel

On January 4, 2022, Esperion Therapeutics, Inc. (the “Company”) announced the appointment of Benjamin O. Looker as the Company’s General Counsel pursuant to the terms of an employment agreement with Mr. Looker (the “Looker Agreement”), effective as of January 1, 2022 (the “Start Date”).

Mr. Looker, 39, joins the Company after serving as General Counsel of Trillium Therapeutics from April 2021 until its acquisition by Pfizer Inc. in November 2021. From May 2019 to April 2021, he was Vice President, Head of US Legal and Global Business Operations at MorphoSys US Inc. Prior to that, Mr. Looker held roles of increasing responsibility at EMD Serono, Inc. from July 2013 to May 2019. Mr. Looker received his undergraduate degree from Boston College and his juris doctor degree from Boston College Law School.

Pursuant to the terms of the Looker Agreement, Mr. Looker is entitled to an annual base salary of $375,000. Commencing in calendar year 2022, Mr. Looker will also be eligible to be considered for an annual bonus targeted at 40% of his base salary (the “Target Bonus”), subject to the CEO’s assessment of his performance as well as business conditions of the Company. Pursuant to the terms of the Looker Agreement, Mr. Looker will receive (i) an option to purchase 100,450 shares of the Company’s common stock, and (ii) 70,800 restricted stock units, each of which will vest over four years in accordance with the terms and conditions of the Company’s Stock Option and Incentive Plan, as may be amended, and the applicable stock option and restricted stock unit agreements.

Mr. Looker is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of the Looker Agreement, if Mr. Looker’s employment is terminated, within the twelve (12) month period commencing with a Sale Event (as defined in the Looker Agreement), by the Company other than for Cause (as defined the Looker Agreement) or by Mr. Looker for Good Reason (as defined in the Looker Agreement ), subject to Mr. Looker’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, he will be entitled to receive: (a) an amount equal to the sum of (i) one (1) times his base salary in effect immediately prior to the termination (or his base salary in effect immediately prior to the Sale Event, if higher), and (ii) his Target Bonus; and (b) if he was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to his if he had remained employed by the Company for twelve months after the date of termination. However, in the event that Mr. Looker’s employment is terminated, at any time other than during the twelve (12) month period commencing with a Sale Event, by the Company other than for Cause, subject to his signing the separation agreement and release and the separation agreement and release becoming irrevocable, Mr. Looker will be entitled to receive: (a) an amount equal to nine (9) months of his annual base salary in effect immediately prior to the termination; and (b) if he was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment for nine (9) months or his COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Looker if he had remained employed by the Company.

In connection with Mr. Looker’s appointment as General Counsel, he will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-188595) filed with the Securities and Exchange Commission (“SEC”) on May 14, 2013. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Looker for some expenses, including all reasonable attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by Mr. Looker in third-party proceedings arising out of his service as one of the Company’s officers.

Mr. Looker has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Looker and any other person pursuant to which he was appointed as an officer of the Company.

In connection with Mr. Looker’s appointment, effective as of January 1, 2022, the Board of Directors of the Company designated Mr. Looker as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act.

The foregoing summary of the Looker Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Looker Agreement, a copy of which is attached as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On January 4, 2022, the Company issued a press release announcing the appointment of Mr. Looker as the Company’s General Counsel. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2022.
10.1	Employment Agreement, dated January 1, 2022, by and between Esperion Therapeutics, Inc. and Benjamin O. Looker.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer

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